UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 7, 2016

The Boston Beer Company, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Massachusetts	001-14092	04-3284048
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Design Center Place, Suite 850, Boston, Massachusetts		02210
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(617) 368-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2017 Bonus Opportunities

At its meeting on December 7, 2016, the Compensation Committee of the Board of Directors of the Company approved Shared Company-Wide Goals (the “Goals”) and related 2017 bonus objectives for the Company’s Named Executive Officers (“NEOs”). The Goals consist of achieving: (1) certain depletions growth targets over 2016, which are weighted as 60% of the Goals; (2) certain Earnings Before Interest & Tax (“EBIT”) targets, which are weighted as 20% of the Goals; and (3) the generation of certain resource efficiency and cost savings targets, which are weighted as 20% of the Goals. Bonus payouts will be determined in accordance with a scale that provides for between 0% and 250% payout, based on the Company’s performance against the depletions growth, EBIT, and resource efficiency targets in 2017 (the “Scale”). The payout levels will be based on the weighting and achievement of those targets. Assessment of the achievement of the Goals is within the purview of the Compensation Committee.

The 2017 bonus opportunities for the NEOs, approved by the Compensation Committee, will be 100% based on the Company’s performance against the Goals in accordance with the Scale. If the Company achieves the 100% payout level on the Scale, the bonus potential of the NEOs will range between 60% and 100% of their respective base salaries. The bonus potential of the Company’s currently-serving NEOs are as follows:

Martin F. Roper, President and Chief Executive Officer: 80% of base salary;
C. James Koch, Founder and Executive Chairman: 100% of base salary;
John C. Geist, Chief Sales Officer: 60% of base salary; and
Frank H. Smalla, Chief Financial Officer and Treasurer, 60% of base salary.

The bonus potential of the Company’s other executive officers will range between 25% and 50% of their respective base salaries, with payout levels to be calculated in accordance with the Scale.

Equity Compensation

At its meeting on December 7, 2016, the Compensation Committee approved, subject to ratification and approval by the full Board of Directors, the following option and restricted stock award grants of shares of the Company’s Class A Common Stock, pursuant to the Company’s Employee Equity Incentive Plan. The grants were subsequently ratified and approved by the full Board of Directors at its December 8, 2016 meeting and will be effective January 1, 2017.

Grant of Options to Executive Chairman

The Compensation Committee approved a grant to Mr. Koch of an option, effective on January 1, 2017. The option will have an accounting value of $225,000, based on the closing price of the Company’s Class A Common Stock on December 30, 2016. The number of shares that may become exercisable will be dependent upon the Company achieving certain compounded annual growth rate targets based on depletions growth in Fiscal Year 2019 over Fiscal Year 2016. The determination of the eligibility for vesting of these options will be made by the Compensation Committee before March 1, 2020. If the primary depletions target is achieved, 33% of the eligible shares will vest on March 1, 2020, 33% of the shares will vest on January 1, 2021, and 34% of the shares will on January 21, 2022, contingent on continued employment on the applicable vesting dates and subject to accelerated vesting upon the occurrence of certain specified events. If the secondary depletions target is achieved and the primary depletions target is not achieved, 16.5% of the eligible shares will vest on March 1, 2020, 16.5% of the shares will vest on January 1, 2021, and 17% of the shares will on January 21, 2022, contingent on continued employment on the applicable vesting dates and subject to accelerated vesting upon the occurrence of certain specified events. The options will lapse to the extent that the depletions targets are not met.

Other Equity Grants

In addition to the option to be granted to the Executive Chairman, an option with an accounting value of $200,000, based on the closing price of the Company’s Class A Common Stock on December 30, 2016, will be granted to another executive officer of the Company. The option will be subject to the same vesting criteria and schedule as the option granted to the Executive Chairman.

The approved equity grants also include an aggregate of $2,112,000 in restricted stock award grants to be awarded to two executive officers and to other senior managers and key employees of the Company, effective as of January 1, 2017. These restricted stock awards will vest 20% per year on January 1 in each of the years 2018 through 2022, contingent on continued employment on the respective vesting dates, and subject to accelerated vesting upon the occurrence of certain specified events. No NEOs will receive restricted stock awards.

Approval of Class B Stockholders

All of the bonus opportunities and equity compensation grants described above were approved by the holders of the Company’s Class B Common Stock.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Boston Beer Company, Inc.

December 13, 2016	By:	Frank H. Smalla

Name: Frank H. Smalla
Title: Chief Financial Officer